Altus Power, Inc. Announces Closing of 88 MW of Assets

STAMFORD, CT, November 14, 2022 – Altus Power, Inc. (“Altus Power” or the “Company”) (NYSE: AMPS), the premier independent developer, owner and operator of commercial-scale solar facilities, today announced that it has closed on the acquisition of approximately 88 megawatts (MW) of operating solar assets. These assets were purchased from D. E. Shaw Renewable Investments (DESRI), under definitive agreements that were previously announced on September 27, 2022.
Gregg Felton, Co-CEO of Altus Power, said “We were pleased to be able to partner with DESRI’s talented team to execute this transaction. With closing now complete, we’re excited to incorporate these new long-term assets and customer relationships into our portfolio.”
“We were impressed by the Altus Power team’s ability to transact with efficiency, notwithstanding the complexity of a portfolio spanning several states with multiple stakeholders,” commented Bryan Martin, Executive Chairman of DESRI. “We expect that Altus Power will continue to operate these projects with the same thought and care that DESRI has.”
These commercial and industrial scale assets include rooftop, ground and carport-mounted solar arrays which deliver clean electricity under long-term contracts to predominantly investment-grade customers. Altus Power owns, operates and services customers across its portfolio of 469 MW of long-term contracted solar assets with the potential to offer additional electrification solutions, including battery storage, as well as electric vehicle or fleet charging stations.
About Altus Power, Inc.
Altus Power, based in Stamford, Connecticut, is the premier commercial-scale clean electrification company serving commercial, industrial, public sector and community solar customers with an end-to-end solution. Altus Power originates, develops, owns and operates locally-sited solar generation, energy storage and charging infrastructure across the nation. Visit www.altuspower.com to learn more.

About D.E. Shaw Renewable Investments

D. E. Shaw Renewable Investments (DESRI) and its affiliates develop, acquire, own, and operate long-term contracted renewable energy assets in the U.S. DESRI's portfolio of contracted, operating, and in-construction renewable energy projects currently includes more than 65 solar and wind projects representing more than 6 gigawatts of aggregate capacity. DESRI is a member of the D. E. Shaw group, a global investment and technology development firm with more than $60 billion in investment and committed capital as of September 1, 2022, and offices in North America, Europe, and Asia. For more information, visit www.desri.com.

Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as "aims," "believes," "expects," "intends," "aims", "may," “could,” "will," "should," "plans," “projects,” “forecasts,” “seeks,” “anticipates,” “goal,” “objective,” “target,” “estimate,” “future,” “outlook,” "strategy," “vision,” or variations of such words or similar terminology that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Altus Power’s future prospects, developments and business strategies. These statements are based on Altus Power’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altus Power’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the risk that pending acquisitions may not close in the anticipated timeframe or at all due to a closing condition not being met; (2) failure to obtain required consents or regulatory approvals in a timely manner or otherwise; (3) the ability of Altus Power to successfully integrate the acquisition of solar assets into its business and generate profit from their operations; (4) the ability of Altus Power to retain customers and maintain and expand relationships with business partners, suppliers and customers; (5) the risk of litigation and/or regulatory actions related to the proposed acquisition of solar assets; (6)

the possibility that Altus Power may be adversely affected by other economic, business, regulatory and/or competitive factors; and (7) the impact of COVID-19, inflationary pressures, and supply chain issues on Altus Power's business.
Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found under the heading “Risk Factors” in Altus Power’s Form 10-K filed with the Securities and Exchange Commission on March 24th, 2022, as well as the other information we file with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and the information and assumptions underlying such statement as we know it and on the date such statement was made, and Altus Power undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.
This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Altus Power and is not intended to form the basis of an investment decision in Altus Power. All subsequent written and oral forward-looking statements concerning Altus Power or other matters and attributable to Altus Power or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Altus Power Contacts:

Chris Shelton
Head of IR
InvestorRelations@altuspower.com